SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2024

SYBLEU INC.

(Exact name of small business issuer as specified in its charter)

Wyoming	85-1412307
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File No. 333-248059

1034 Throgss Neck Expressway,  Bronx, NY 10465

(Address of Principal Executive Offices)

(800) 807-4631

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Introductory Note

On April 15, 2024, Worldwide Holdings Investment Group, L.L.C. (the “Purchaser”) acquired a controlling interest (the “Acquisition”) in SYBLEU Inc. (the “Company”), pursuant to that certain Stock and Note Purchase Agreement (the “Purchase Agreement”) dated as of April 12, 2024 (the “Closing Date”). Pursuant to the Purchase Agreement and related agreements and resolutions, (i) the Purchaser acquired certain outstanding notes of the Company (the “Notes”) from certain noteholders for an aggregate consideration of $458,499, (ii) the Company and the Purchaser agreed to convert the Notes into 88,789,000 shares of the Company’s common stock (the “Note Conversion”), (iii) the Purchaser acquired in aggregate 6,210,790 shares of the Company’s common stock from Joseph Vaini and Harry Lander (the “Share Purchase”) for an aggregate consideration of $1.00, (iv) new officers and directors of the Company were appointed, and (v) certain agreements of the Company were amended or terminated.

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under the Introductory Note is incorporated by reference into this Item 1.01. The Company is a party to the Purchase Agreement and the ancillary agreements thereto.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth under the Introductory Note is incorporated by reference into this Item 1.02. In connection with the execution of the Purchase Agreement, the Company entered into (i) an amendment to that certain agreement between the Company and Timothy G Foat whereby the parties agreed to terminate the obligations under the original agreement; (ii) an amendment agreement to that certain agreement by and between the Company and DYO Biotechnolgoies, PTY, LTD whereby the parties agreed to terminate the obligations under the original agreement; and (iii) an amendment to that certain agreement between the Company and Zander Biologics whereby the parties agreed to amend certain provisions thereof. Copies of each of the foregoing amendments are attached to the Purchase Agreement included as Exhibit 2.1 hereto and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth under the Introductory Note is incorporated by reference into this Item 2.01. At the effective time of the Acquisition (the “Effective Time”) through the Note Conversion and Share Purchase, the Purchaser acquired a majority of the outstanding capital stock of the Company.

The foregoing description of the effects of the Purchase Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement. A copy of the Purchase Agreement is attached as Exhibit 2.1 and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in the Introductory Note a is incorporated by reference into this Item 3.02. The common stock issued in connection with the Note Conversion were issued under the exemptions from registration provided in Regulation D under the Securities Act and Section 4(a)(2) of the Securities Act.

Item 5.01. Changes in Control of Registrant.

The information set forth in the Introductory Note and under Items 2.01 and 5.02 is incorporated by reference into this Item 5.01. As a result of the Acquisition, the Purchaser now holds a controlling interest in the Company.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and under Item 2.01 is incorporated by reference into this Item 5.02.

Directors

In connection with the completion of the Acquisition, at the Effective Time, the Company’s sole director immediately prior to the Effective Time (Joseph Vaini) resigned and ceased to be a director of the Company. This departure was in connection with the Acquisition and not due to any disagreement with the Company on any matter. In accordance with the terms of the Purchase Agreement, immediately following the Effective Time, Jeremy Davey, Laman Milner, and John Clark were appointed as directors of the Company.

Officers

In connection with the completion of the Acquisition, at the Effective Time, each of the Company’s officers immediately prior to the Effective Time resigned and ceased to be officers of the Company. In accordance with the terms of the Purchase Agreement, immediately following the Effective Time, the officers of the Company became: (i) Jeremy Davey as Chairman of the Board of Directors and Chief Executive Officer, (ii) Laman Milner as President, and (iii) John Clark as Secretary.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibits	Item
2.1	Stock and Note Purchase Agreement dated April 12, 2024

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYBLEU INC.

Dated: April 18, 2024	By: /s/ Jeremy Davey
Jeremy Davey
Chief Executive Officer

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